As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 333-63300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Wind River Way

Alameda, California 94501

(Address, including zip code, of registrant’s principal executive offices)

1998 Non-Officer Stock Option Plan

(Full title of the plan)

Michael W. Zellner

Senior Vice President, Finance and Administration,

Chief Financial Officer and Secretary

Wind River Systems, Inc.

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Name, address, and telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

On June 19, 2001, Wind River Systems, Inc. (the “Registrant”) registered 3,300,000 shares of its common stock for issuance under the Registrant’s 1998 Non-Officer Stock Option Plan (the “1998 Plan”) on registration statement on Form S-8 (File No. 333-63300).

On June 8, 2005, the Registrant’s stockholders approved the Wind River Systems, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) that replaces the 1998 Plan. Under the 2005 Plan, the Registrant carried forward 3,903,127 shares of its common stock that remained unissued under the 1998 Plan. The Registrant is filing this post-effective amendment to deregister 403,127 shares of the unissued shares (the “Unissued Shares”). The Unissued Shares deregistered by this post-effective amendment will be registered on a subsequently filed registration statement on Form S-8 for the 2005 Plan. The deregistration of these Unissued Shares shall be effective immediately upon the filing of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 24th day of June, 2005.

WIND RIVER SYSTEMS, INC.

By:	/s/ Michael W. Zellner
Michael W. Zellner Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

Signature	Title	Date
/s/ Kenneth R. Klein Kenneth R. Klein	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	June 24, 2005

/s/ Michael W. Zellner Michael W. Zellner	Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary (principal financial and accounting officer)	June 24, 2005

/s/ Narendra K. Gupta Narendra K. Gupta	Vice Chairman of the Board	June 24, 2005

/s/ John C. Bolger John C. Bolger	Director	June 24, 2005

/s/ William B. Elmore William B. Elmore	Director	June 24, 2005

/s/ Jerry L. Fiddler Jerry L. Fiddler	Director	June 24, 2005

/s/ Grant M. Inman Grant M. Inman	Director	June 24, 2005

/s/ Harvey C. Jones Harvey C. Jones	Director	June 24, 2005

Standish H. O’Grady	Director